EXHIBIT  11

               FIRST ALBANY COMPANIES INC. AND SUBSIDIARIES
                    Computation of Per Share Earnings *
                 (In thousands, except per share amounts)
                                (unaudited)

                                  Three Months Ended
                       December 31,  December 31,  September 29,  September 30,
                          1996          1995          1995           1994
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
Primary:
Net income               $5,500        $1,553        $3,350          $4,492
================================================================================
Weighted average number
 of shares outstanding
 during the period        4,996         4,993         4,955           4,922

Incremental shares under
 stock options computed
 under the treasury stock
 method using the average
 market price of the issuer's
 stock during the period    380           344           233             235
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Weighted average shares and
 common equivalent shares
 outstanding              5,376         5,337         5,188           5,157
================================================================================
Net income per share     $ 1.02        $ 0.29        $ 0.65          $ 0.87
================================================================================

Fully diluted:
Net income               $5,500        $1,553        $3,350          $4,492
================================================================================
Weighted average number
 of shares outstanding
 during the period        4,996         4,993         4,955           4,922

Incremental shares under
 stock options computed
 under the treasury stock
 method using the higher
 of the average or ending
 market price of the
 issuer's stock at the end
 of the period             380            412           268             235
--------------------------------------------------------------------------------
Weighted average shares and
 common equivalent shares
 outstanding             5,376          5,405         5,223           5,157
================================================================================
Net income per share    $ 1.02         $ 0.29        $ 0.64          $ 0.87
================================================================================

* All per share figures have been restated for all common stock dividends paid.